EXHIBIT 21
SUBSIDIARIES OF NCR VOYIX CORPORATION
as of December 31, 2025

Name of Subsidiary	Jurisdiction of Incorporation
Digital First Holdings II LLC	Delaware
Donald Ryan & Associates Systems Consultants, Inc.	California
Freshop, Inc.	Delaware
Kalamazoo River Areas 2,3 And 4 Remediation LLC	Delaware
Lower Fox River Remediation LLC	Delaware
Moon Holdings S.P.V. Ltd.	Israel
NCR (NZ) Corporation	New Zealand
NCR Asia Pacific Pte. Ltd.	Singapore
NCR Australia Pty Limited	Australia
NCR Canada Corp.	Canada
NCR Canada Receivables GP Corp.	Canada
NCR Canada Receivables LP	Canada
NCR Charity Corporation	Georgia
NCR Commerce Argentina Srl	Argentina
NCR Commerce Chile Comercial Limitada	Chile
NCR Commerce Corporation Ceska Republika, spol. s.r.o.	Czech Republic
NCR Commerce Del Peru S.A.C.	Peru
NCR Commerce France SAS	France
NCR Commerce Germany GmbH	Germany
NCR Commerce Italia S.R.L.	Italy

EXHIBIT 21
SUBSIDIARIES OF NCR VOYIX CORPORATION
as of December 31, 2025

Name of Subsidiary	Jurisdiction of Incorporation
NCR Commerce Japan Ltd	Japan
NCR Commerce Philippines Inc.	Philippines
NCR Commerce US LLC	Delaware
NCR Corporation de Centroamerica S.A.	Panama
NCR d.o.o, Banja Luka	Bosnia and Herzegovina
NCR d.o.o. Beograd	Serbia
NCR Danmark A/S	Denmark
NCR de Mexico, S. de R.L. de C.V.	Mexico
NCR Easypoint LLC	Delaware
NCR Espana, S.L.	Spain
NCR European And South American Holdings LLC	Delaware
NCR Finland Oy	Finland
NCR Global Ltd.	Israel
NCR Government Systems LLC	Delaware
NCR Hospitality Bahrain WLL	Bahrain
NCR International, Inc.	Delaware
NCR Israel Ltd	Israel
NCR Korea Co., Ltd.	Korea, Republic of
NCR Limited	England

EXHIBIT 21
SUBSIDIARIES OF NCR VOYIX CORPORATION
as of December 31, 2025

Name of Subsidiary	Jurisdiction of Incorporation
NCR Middle East Holdings, LLC	Delaware
NCR Nederland B.V.	Netherlands
NCR Norge AS	Norway
NCR Payment Solutions Corporation	Delaware
NCR Payment Solutions, FL, LLC	Delaware
NCR Payment Solutions, LLC	Texas
NCR Payment Solutions, PA, LLC	Pennsylvania
NCR Payroll & HR Solutions, Inc.	Pennsylvania
NCR Poland LLC	Delaware
NCR Polska sp. z o.o.	Poland
NCR Receivables LLC	Delaware
NCR VOYIX CORPORATION (Parent)	Maryland
NCR Voyix Belgium BV	Belgium
NCR Voyix Cyprus Limited	Cyprus
NCR Voyix Jordan	Jordan
NCR Voyix Netherlands B.V.	Netherlands
North American Research Corporation	Delaware
Payroll Tax Filing Services, Inc.	Pennsylvania
Radiant Payment Services, LLC	Georgia
Radiant Systems GmbH	Austria

EXHIBIT 21
SUBSIDIARIES OF NCR VOYIX CORPORATION
as of December 31, 2025

Name of Subsidiary	Jurisdiction of Incorporation
Radiant Systems Retail Solutions Sdn. Bhd.	Malaysia
RADS International, S.Á.R.L.	Luxembourg
Retalix Australia Pty Ltd	Australia
StopLift Infotech Private Limited	India
Stoplift, LLC	Delaware
Tamar M.R. Electronic Industries (1985) Limited	Israel
TCR Business Systems, Inc.	Texas
Terafina Commerce India Private Limited	India
Terafina Software Solutions Private Limited	India
Terafina, Inc.	Delaware
Texas Digital Systems, Inc.	Texas
The National Cash Register Company	Maryland
The NCR Foundation	Ohio
Wyse Sistemas De Informática Ltda	Brazil
Zynstra Holdings, Inc.	Delaware
Zynstra Limited	England and Wales
Zynstra, Inc.	Delaware